                                                                      Exhibit 11

                         Central Bancorporation, Inc.
                Schedule of Computation of Net Income Per Share


                                              1995       1994       1993
               PRIMARY

Net income per common share                $9,516,914  8,021,940  8,093,343
                                           ----------  ---------  ---------

Weighted average number of common
  shares outstanding during the year        2,616,723  2,616,723  2,603,082

Add:  common equivalent shares
  (determined using the "treasury
  stock" method) representing shares
  issuable upon exercise of employee
  stock options                                     0          0          0
                                           ----------  ---------  ---------

Weighted average number of shares
  used in calculation of primary
  income per common share                   2,616,723  2,616,723  2,603,082
                                           ----------  ---------  ---------

Primary income per common share            $     3.64       3.07       3.11
                                           ----------  ---------  ---------

               FULLY DILUTED

Weighted average number of shares
  used in calculation of primary
  income per common share                   2,616,723  2,616,723  2,603,082

Add (deduct):  incremental shares
  representing:
    Shares issuable upon exercise of
      stock options included in primary
      calculation above                             0          0          0

    Shares issuable upon exercise of
      stock options based on year-end
      market price                                  0          0          0
                                           ----------  ---------  ---------

Weighted average number of shares
  used in calculation of fully diluted
  income per common share                   2,616,723  2,616,723  2,603,082
                                           ----------  ---------  ---------

Fully diluted income per common share      $     3.64       3.07       3.11
                                           ----------  ---------  ---------